UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Rule 14a-101)

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

CHEMTURA CORPORATION
(Name of Registrant as Specified In Its Charter)

LANXESS AG
LANXESS DEUTSCHLAND GMBH
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by: Lanxess Deutschland GmbH
Pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Chemtura Corporation
Commission File No.: 001-15339

The following materials are available to shareholders of Chemtura Corporation in connection with the previously announced transaction between Chemtura Corporation and Lanxess Deutschland GmbH on the transaction website hosted by Lanxess AG located at  http://lanxess.com/en/corporate/investor-relations/investor-news/:

1) Press release

2) Ad Hoc Release

News Release

LANXESS Announces Plan to Acquire Chemtura

•	A major global additives business to emerge through the acquisition
•	LANXESS significantly expands footprint in North America
•	US-Group Chemtura with sales of approximately EUR 1.5 billion and EBITDA pre exceptionals of approximately EUR 245 million in the last four quarters
•	Expected annual synergies of EUR 100 million by 2020
•	EV/EBITDA multiple of 7x (including synergies)
•	Significant step towards creating ‘new’ LANXESS

Cologne, Germany – LANXESS (FRA: LXS) reaches the next milestone on its growth path: The specialty chemicals company announced plans to acquire US-based Chemtura Corporation (NYSE: CHMT), one of the major global providers of high-quality flame retardant and lubricant additives. With the largest acquisition in its history, LANXESS is building on its own additives portfolio and will become one of the world’s major actors in this growing market.

The companies have signed a definitive acquisition agreement. Under the terms of the agreement, Chemtura shareholders will receive USD 33.50 per share in cash for each outstanding share of common stock held, which represents a 18.9% premium to the stock’s closing share price of USD 28.18 on September 23, 2016. The transaction with an enterprise value of approximately EUR 2.4 billion will be financed by LANXESS mainly through senior and hybrid bonds, as well as from existing liquidity. The transaction, which is expected to close around mid-2017, is subject to approval by Chemtura shareholders, required regulatory approvals and certain other customary closing conditions.

Headquartered in Philadelphia, Pennsylvania, Chemtura has 20 sites in 11 countries and approximately 2,500 employees worldwide. The company reported sales of around EUR 1.5 billion in the last four quarters with EBITDA pre exceptionals of approximately EUR 245

News Release

million (EBITDA margin of approx. 16%). Approximately 45% of Chemtura’s revenue is generated in North America. In addition to additives, Chemtura’s portfolio includes urethanes and organometallics.

“With this acquisition, we are forming a champion in the field of additives and are strengthening our already profitable portfolio,” said Matthias Zachert, Chairman of the Board of Management of LANXESS AG. “Through the acquisition, we are further implementing our strategy to become a more resilient and profitable chemical company. We are significantly building on our competitive positioning in medium-sized markets and increasing our presence in North America. LANXESS is taking a next and major step forward on its growth path.”

“The transaction provides premium value to our shareholders and benefits our customers and employees by making Chemtura part of a much larger, stronger global enterprise with the resources to fully support a more diverse suite of specialty chemicals products and services,” said Craig A. Rogerson, President, Chief Executive Officer and Chairman of the Board of Chemtura.

For LANXESS, the acquisition of Chemtura will be accretive to earnings per share (EPS) in the first fiscal year, with annual synergies of approximately EUR 100 million expected by 2020. LANXESS is paying an EV/EBITDA multiple of approximately 7x including synergies for this transaction, meeting its target of 7-9x for acquisitions including synergies.

LANXESS strengthens profitable business with flame retardant and lubricant additives

Chemtura’s two additive segments form the main pillars of the company’s business. Both will, together with LANXESS’ Rhein Chemie Additives business unit (ADD), form the new Performance Additives segment after the closing of the transaction. ADD already

News Release

offers a wide range of specialty additives and service products for the plastics, rubber, lubricants and colorants production, and employs around 1,600 employees worldwide at more than 20 locations. “Additives is a very attractive business field in specialty chemicals. In addition to their relatively low capital intensity, they require strong expertise and enable customized solutions. In this area, both Chemtura and LANXESS have long-standing expertise,“ said Anno Borkowsky, head of the LANXESS business unit Rhein Chemie Additives.

The first pillar of Chemtura’s additives business includes lubricant additives and synthetic lubricants for industrial applications, such as in power generation and aviation. “Chemtura holds a competitive position in industrial lubricant additives. Moreover, Chemtura manufactures the necessary precursors and intermediates. Combined with our own additives portfolio, we will be a major supplier for industrial lubricants and will further strengthen our competitiveness through our integrated value chain,” explained Borkowsky. LANXESS expects the industrial lubricant additives market to grow at an annual rate of three to four percent in the medium term, primarily driven by steadily increasing requirements with respect to the performance and environmental sustainability of lubricants.

The second pillar is mainly comprised of the brominated flame retardant additives, elemental bromine and further bromine derivatives businesses. Brominated flame retardant additives are used because of their high effectiveness, especially in the construction industry for insulation and in the electronics industry. Chemtura is a major supplier of bromine and brominated products and is well positioned due to its backward integration. “Flame retardant requirements continue to rise mainly due to the trend for energy-efficient construction,” said Borkowsky, adding: “With this acquisition, we will become a major global supplier of high performance flame retardant additives. In the future, we can offer our customers brominated and phosphorous-based products from one

News Release

source.” Rhein Chemie Additives already has a competitive position in the phosphorous-based flame retardants business and features a backward integrated value chain. LANXESS also expects medium-term growth rates of three to four percent per year in the field of flame-retardant additives.

New business fields for LANXESS: Urethane and Organometallics

Chemtura’s urethane business is a major provider for hot-cast prepolymers and for special, aqueous urethane dispersions and polyester polyols. These are components for special polyurethanes, which are used mainly in the construction, mining, oil/gas, sports and electronics industries. For example, rollers for conveyor belts and roller skates are manufactured from these polyurethanes. The urethanes business will be integrated into LANXESS’ High Performance Materials segment, in which the high-tech plastics business is anchored.

Chemtura is counted among the major companies worldwide in organometallics. Organometallics are chemical compounds that are used, among other things, as catalysts in polymer production and for synthesis of fine chemicals and pharmaceuticals. This business will in the future be part of LANXESS’ Advanced Industrial Intermediates business unit.

Please note: All financials based on exchange rate of 1.10 USD/EUR. All references to EBITDA are pre exceptionals.

LANXESS is a leading specialty chemicals company with sales of EUR 7.9 billion in 2015 and about 16,700 employees in 29 countries. The company is currently represented at 55 production sites worldwide. The core business of LANXESS is the development, manufacturing and marketing of chemical intermediates, specialty chemicals and plastics. Through ARLANXEO, the joint venture with Saudi Aramco, LANXESS is also a leading supplier of synthetic rubber. LANXESS is listed in the leading sustainability indices Dow Jones Sustainability Index (DJSI World) and FTSE4Good.

Cologne,	September 26, 2016

idr	(2016-00072e)

News Release

Forward-Looking Statements

This company release contains certain forward-looking statements, including assumptions, opinions and views of the company or cited from third party sources. Various known and unknown risks, uncertainties and other factors could cause the actual results, financial position, development or performance of LANXESS AG to differ materially from the estimations expressed or implied herein. LANXESS AG does not guarantee that the assumptions underlying such forward-looking statements are free from errors nor does it accept any responsibility for the future accuracy of the opinions expressed in this presentation or the actual occurrence of the forecast developments. No representation or warranty (expressed or implied) is made as to, and no reliance should be placed on, any information, estimates, targets and opinions, contained herein, and no liability whatsoever is accepted as to any errors, omissions or misstatements contained herein, and accordingly, no representative of LANXESS AG or any of its affiliated companies or any of such person's officers, directors or employees accept any liability whatsoever arising directly or indirectly from the use of this document.

Important Additional Information

This company release relates to the proposed acquisition of Chemtura Corp. by LANXESS AG. The information included herein is being provided for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, nor a solicitation of any vote or approval. No public market exists for the securities of LANXESS AG in the United States. The proposed acquisition will be submitted to the stockholders of Chemtura Corp. for their consideration. In connection therewith, Chemtura Corp. intends to file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and mail such proxy statement to its stockholders of record. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Chemtura Corp., once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Chemtura Corp. will be available free of charge on Chemtura Corp.’s website at http://investor.chemtura.com  under the heading “Financials & Filings”. Stockholders of Chemtura Corp. may also obtain a free copy of the definitive proxy statement by contacting Chemtura Corp.’s Investor Relations Department at (203) 573-2153.

Information for editors:

All LANXESS news releases and their accompanying photos can be found at http://press.lanxess.com. Recent photos of the Board of Management and other LANXESS image material are available at http://photos.lanxess.com. TV footage can be found at http://globe360.net/broadcast.lanxess/.

You can find further information concerning LANXESS chemistry in our WebMagazine at http://webmagazine.lanxess.com.

News Release

Follow us on Twitter, Facebook, Linkedin and YouTube: http://www.twitter.com/LANXESS http://www.facebook.com/LANXESS http://www.linkedin.com/company/lanxess http://www.youtube.com/lanxess

Ad Hoc Release

LANXESS signs contract to acquire Chemtura

Cologne – Specialty chemicals company LANXESS has signed a contract to take over the US-based specialty chemicals company Chemtura Corporation. Chemtura is one of the major global providers of high-quality flame retardant- and lubricant additives. LANXESS is offering all cash consideration of USD 33.50 per share.

For the transaction with an enterprise value of around EUR 2.4 billion LANXESS has secured bridge financing. The bridge financing will quickly be refinanced via senior bonds and a hybrid bond. Furthermore, LANXESS will use existing liquidity for financing.

Closing is subject to approval by Chemtura shareholders, any required regulatory approvals and certain other customary closing conditions. Closing of the transaction is anticipated mid-2017.

Chemtura employs worldwide approximately 2,500 employees and has 20 sites in 11 countries. The company’s headquarters are in Philadelphia, Pennsylvania. The stock market listed company reported sales of around EUR 1.5 billion in the last four quarters and EBITDA pre exceptionals of approximately EUR 245 million. Around 45 percent of its turnover are generated in North America. In addition to additives, the portfolio also comprised urethanes and organometallics.

A combination of both companies would materially expand LANXESS’ business activities in additives for lubricants and flame retardants.

Against the backdrop of the acquisition, the announced share buy-back of around EUR 200 million will not be pursued further.

Cologne, September 25, 2016

Forward-Looking Statements

This company release contains certain forward-looking statements, including assumptions, opinions and views of the company or cited from third party sources. Various known and unknown risks, uncertainties and other factors could cause the actual results, financial position, development or performance of LANXESS AG to differ materially from the estimations expressed or implied herein. LANXESS AG does not guarantee that the assumptions underlying such forward-looking statements are free from errors nor does it accept any responsibility for the future accuracy of the opinions expressed in this presentation or the actual occurrence of the forecast developments. No representation or warranty (expressed or implied) is made as to, and no reliance should be placed on, any information, estimates, targets and opinions, contained herein, and no liability whatsoever is accepted as to any errors, omissions or misstatements contained herein, and accordingly, no representative of LANXESS AG or any of its affiliated companies or any of such person's officers, directors or employees accept any liability whatsoever arising directly or indirectly from the use of this document.

Ad Hoc Release

Important Additional Information

This company release relates to the proposed acquisition of Chemtura Corp. by LANXESS AG. The information included herein is being provided for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, nor a solicitation of any vote or approval. No public market exists for the securities of LANXESS AG in the United States.

The proposed acquisition will be submitted to the stockholders of Chemtura Corp. for their consideration. In connection therewith, Chemtura Corp. intends to file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and mail such proxy statement to its stockholders of record. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Chemtura Corp., once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Chemtura Corp. will be available free of charge on Chemtura Corp.’s website at http://investor.chemtura.com under the heading “Financials & Filings”. Stockholders of Chemtura Corp. may also obtain a free copy of the definitive proxy statement by contacting Chemtura Corp.’s Investor Relations Department at +1 (203) 573-2153.

LANXESS AG
Corporate Communications
50569 Cologne
Germany

Ingo Drechsler
Phone +49 221 8885-3790 Mobile: +49 175 30 43790 ingo.drechsler@lanxess.com

Rudolf Eickeler
Phone: +49 221 8885-4483 Mobile: +49 175 3040483 rudolf.eickeler@lanxess.com

Frank Grodzki
Phone: +49 221 8885-4043 Mobile: +49 175 30 40043 frank.grodzki@lanxess.com

US contact:
Finsbury
Kal Goldberg
kal.goldberg @finsbury.com
Phone: +1.646.805.2005

Chris Ryall
chris.ryall@finsbury.com Phone: +1.646.805.2078